UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 6, 2010

aVINCI MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11781 South Lone Peak Parkway, Suite 270

_____________Draper, UT 84020____________
(Address of principal executive offices) (Zip Code)

801- 495-5700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Pursuant to a Purchase Agreement, dated January 4, 2010, aVinci Media Corporation (the “Company”) issued two Secured Promissory Notes (the “Note”) to two investors: John E. Tyson (“Tyson”) in the amount of $100,000, and Amerivon Investments LLC (“Amerivon”) in the amount of $250,000, both affiliates of the Company (collectively, the “Financing”).  The Notes accrue interest at 8% and have a maturity date of December 31, 2011.

At the option of the investors, each may convert all or any portion of his/its outstanding principal balance and/or accrued but unpaid interest on the Note (in any amount) at any time into that number of the Company’s Series A convertible preferred stock or the most senior class of convertible preferred shares outstanding at the time of the conversion (the “Preferred Stock”), that at such time would be convertible into the number of shares of Common Stock equal to the quotient of the amount of principal and/or accrued interest on the Note being converted divided by $0.06 (“Conversion Price”).

As part of the Financing, the Company also issued warrants (the “Warrants”) to purchase 2,916,550 shares of the Company’s Common Stock; 833,300 shares to Tyson and 2,083,250 shares to Amerivon at an exercise price of $0.75 per share with an expiration date of January 5, 2015.

The Notes, the Warrants and the underlying shares (“Warrant Shares”), and the Shares will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption, and all securities will be imprinted with a restrictive legend.  The Purchasers have demand registration rights and piggyback registration rights.

The Purchase Agreement contains customary affirmative and negative covenants and events of default.  Borrowings under the Notes are secured by all of the Company's assets.  Proceeds from the Notes will be used for working capital purposes.

The description of each of the Purchase Agreement, the Notes and the Warrant set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Current Report on Form 8-K.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.  The Purchasers are accredited investors as such term is defined in Rule 501 of the Securities Act of 1933, as amended (“Securities Act”).  The securities were issued in a private placement under Section 4(2) and/or Rule 506 of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

 Item  9.01                   Financial Statements and Exhibits.

(d)          Exhibits

10.1	Purchase Agreement

10.2	Form of Note

10.3	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aVINCI MEDIA CORPORATION: (Registrant)

Date: January 8, 2010	By:	/s/ Chett B. Paulsen
CHETT B. PAULSEN
Chief Executive Officer/President